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                                                                   Exhibit 10.25

                           Schedule to Exhibit 10.25

         Pursuant to Instruction 2 to Item 601 of Regulation S-K under the Securities Act of 1933, as amended, the following is a schedule of documents substantially identical in all material respects except as to the parties thereto, the dates of execution, or other material details from the document filed as Exhibit 10.25.

Exhibit 10.25 Filed

Agreement:        Business Operations Agreement
Date:             September 26, 2003
Party A:          Beijing Super Channel Network Limited
Party B:          Beijing Lei Ting Wan Jun Network Technology Limited
Party C:          Wang Xiu Ling
Party D:          Wang Lei Lei

Agreements Substantially Identical to Exhibit 10.25 and Omitted

Agreement:        Business Operations Agreement
Date:             September 26, 2003
Party A:          Beijing Super Channel Network Limited
Party B:          Shenzhen Freenet Information Technology Limited
Party C:          Wang Xiu Ling
Party D:          Sheng Yong

Agreement:        Business Operations Agreement
Date:             November 19, 2003
Party A:          Puccini Network Technology (Beijing) Limited
Party B:          Beijing Lei Ting Wu Ji Network Technology Limited
Party C:          Wang Xiu Ling
Party D:          Wang Lei Lei

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[Translation of Chinese original]

                          Business Operations Agreement

     This Business Operations Agreement ("Agreement") is entered into on the day of September 26, 2003 (the "Effective Date"), in Beijing by and among the following parties:

Party A:  Beijing Super Channel Network Limited
Address: Room F09 2/F 3 Yongchangbeilu Road, Beijing Economic and Technology Development Area

Party B:  Beijing Lei Ting Wan Jun Network Technology Ltd.
Address: Room C01, Yongchang Business Center, 3 Yongchangbilu Road, Beijing Economic and Technology Development Area

Party C:  Wang Xiu Ling
Address:  Room 3-101 7/F Wushengdongli, Chaoyang District, Beijing

Party D:  Wang Lei Lei
Address: Room 1001 Building 1, 27 Xiaoyangyibin Hutong Bystreet, Dongcheng District, Beijing

WHEREAS:

1. Party A is a wholly foreign-owned enterprise registered in the People's Republic of China (the "PRC");

2. Party B is a wholly domestic-owned company registered in the PRC and is approved by Beijing Communication Administration to engage in the business of Internet information provision services, internet access services and mobile network value-added telecommunication services;

3. A business relationship has been established between Party A and Party B by entering into Exclusive Technical and Consulting Services Agreement;

4. Pursuant to Exclusive Technical and Consulting Services Agreement between Party A and Party B, Party B shall pay a certain amount of money to Party
     A. However, the relevant payables have not been paid yet and the daily operation of Party B will bear a material impact on its capacity to pay the payables to Party A.

5.   Party C is a shareholder of Party B who owns 80% equity in Party B.

6.   Party D is a shareholder of Party B who owns 20% equity in Party B.

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7.   It is jointly agreed among Party A, Party B, Party C and Party D to further clarify matters relating to the operation of Party B pursuant to provisions herein.

     NOW THEREFORE, Party A, Party B, Party C and Party D through mutual negotiations hereby agree as follows:

1. In order to ensure Party B's normal operation, Party A agrees, subject to Party B's satisfaction of the relevant provisions herein, to act as the performance guarantor for Party B in the contracts, agreements or transactions in association with Party B's operation between Party B and any other third party and to provide full guarantee for Party B in performing such contracts, agreements or transactions. Party B agrees to mortgage the receivables of its operation and the company's whole asset to Party A as a counter guarantee. Pursuant to the above performance guarantee arrangement, Party A, as the performance guarantor for Party B, shall respectively enter into written guarantee contracts with Party B's counter parties to assume the guarantee liability.

     In order to ensure Party B's normal operation, Party B needs to borrow floating capital loan of Renminbi 0.1 billion from bank. Party A hereby agrees, subject to Party B's satisfaction of the relevant provisions herein, to provide guarantee with an aggregate amount of Renminbi 0.1 billion for Party B's above floating capital loan.

2. In consideration of the requirement of Article 1 herein and to ensure the performance of the various operation agreements between Party A and Party B and to ensure the payment of the various payables by Party B to Party A, Party B together with its shareholders Party C and Party D hereby jointly agree that Party B shall not conduct any transaction which may materially affect its assets, obligations, rights or the company's operation unless a prior written consent from Party A or Party A's Affiliates, including but not limited to the following contents, has been obtained:

     2.1 To borrow money or incur any debt from any third party;

     2.2 To sell to or acquire from any third party any assets or rights, including but not limited to any intellectual property rights;

     2.3 To provide real guarantee for any third party with its assets or intellectual property rights;

     2.4 To assign to any third party rights and obligations under the Agreements hereto.

3. In order to ensure the performance of the various operation agreements between Party A and Party B and to ensure the payment of the various payables by Party B to Party A, Party B together with its shareholders Party C and Party D hereby jointly agree to accept the provision of the corporate policies and guidance by Party A at real time in respects of employment and dismissal of the company's employees, the

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     company's daily operation administration and the company's financial management system.

4. Party B together with its shareholders Party C and Party D hereby jointly agree that Party B, Party C and Party D shall only appoint the personnel designated by Party A as the directors of Party B, and Party B shall engage Party A's senior officers or any other candidate designated by Party A as Party B's General Manager, Chief Financial Officer, and other senior officers. If any of the above officers quits or is dismissed by Party A, he or she will lose the qualification to undertake any positions in Party B and therefore Party B, Party C and Party C shall appoint other senior officers of Party A designated by Party A to assume such position.

5. Party C and Party D hereby agree to execute Powers of Attorneys according to which Party B, Party C and Party D shall authorize personels designated by Party A to exercise full voting rights of shareholders by Party B, Party C and Party D pursuant to the laws and the Article of Associations of the Company on Party B's shareholders' meetings.

6. Party B together with its shareholders Party C and Party D hereby jointly agree and confirm that except the provisions set forth in Article 1 herein, Party B shall seek a guarantee from Party A first if Party B needs any guarantee for its performance of any contract or loan of floating capital in the operation process. Under the above situation, Party A shall be entitled but not obliged to provide appropriate guarantee to Party B on its own discretion. If Party A decides not to provide such guarantee, Party A shall issue a written notice to Party B immediately and Party B shall seek a guarantee from other third party.

7. In the event that any of the agreements between Party A and Party B terminates or expires, Party A shall have be entitled but not obliged to terminate all agreements between Party A and Party B including but not limited to Exclusive Technical and Consulting Services Agreement.

8. Any amendment and supplement of this Agreement shall be in a written form. The amendment and supplement duly executed by each Party shall be part of this Agreement and shall have the same legal effect as this Agreement.

9. This Agreement shall be governed by and construed in accordance with the PRC law.

10.  Dispute Resolution

     The parties shall strive to settle any dispute arising from the interpretation or performance, or in connection with this Agreement through negotiation in good faith. In case no settlement can be reached through consultation, each party can submit such matter to China International Economic and Trade Arbitration Commission

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     ("CIETAC") for arbitration in accordance with the current rules of CIETAC.
     The arbitration proceedings shall take place in Beijing and shall be conducted in Chinese. The arbitration award shall be final and binding upon the parties.

11.  Notice

     Any notice which is given by the party/parties hereto for the purpose of performing the rights, duties and obligations hereunder shall be in written form. Where such notice is delivered personally, the actual delivery time is regarded as notice time; where such notice is transmitted by telex or facsimile, the notice time is the time when such notice is transmitted. If such notice does not reach the addressee on business date or reaches the addressee after the business time, the next business day following such day is the date of notice. The delivery place is the address first written above of the parties hereto or the address advised in writing from time to time. The written form includes facsimile and telex.

12. This Agreement shall be executed by a duly authorized representative of each party as of the Effective Date first written above and become effective simultaneously. The term of this agreement is ten years unless early termination occurs in accordance with the relevant provisions herein. This Agreement may be renewed only upon Party A's written confirmation prior to expiration of the term of this Agreement. The renewed term shall be determined by Party A's written notice.

13. This Agreement shall be terminated on the expiring date unless it is renewed in accordance with the relevant provision herein. During the valid term of this Agreement, Party B, Party C and Party D shall not terminate this Agreement. Notwithstanding the above stipulation, Party A shall have the right to terminate this Agreement at any time by issuing a prior written notice to Party B, Party C and Party D thirty days before the termination.

     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed on their behalf by a duly authorized representative as of the Effective Date first written above.

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Party A: Beijing Super Channel Network Limited

Authorized Representative:  _________________
Name:
Position:
Date:

Party B: Beijing Lei Ting Wan Jun Network Technology Ltd.

Authorized Representative:  _________________
Name:
Position:
Date:

Party C: Wang Xiu Ling

Date:

Party D: Wang Lei Lei

Date:

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